                                                                     EXHIBIT 4.2




                            NABORS INDUSTRIES, INC.,

                                                            Issuer


                                       To


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,


                                                            Trustee

                      ------------------------------------

                          Supplemental Indenture No. 1

                            Dated as of March 1, 1999

                               -------------------


                              6.80% Notes due 2004

         SUPPLEMENTAL INDENTURE NO. 1, dated as of March 1, 1999, between NABORS INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee (herein called the "Trustee") (this "Supplemental Indenture").

                             RECITALS OF THE COMPANY

         The Company has heretofore executed and delivered to the Trustee an Indenture dated as of March 1, 1999 (the "Senior Indenture"), a form of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-25233), providing for the issuance from time to time of Securities of the Company in series.

         Section 301 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

         Section 901(8) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Senior Indenture.

         The Board of Directors of the Company (or a duly authorized committee thereof) has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture.

         All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of the series, as follows:

                                   ARTICLE ONE

                    RELATION TO SENIOR INDENTURE; DEFINITIONS


         SECTION 1.1       RELATION TO SENIOR INDENTURE.

         This Supplemental Indenture constitutes an integral part of the Senior Indenture.

                                        2

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         SECTION 1.2       DEFINITIONS.

         For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

         (1) Capitalized terms used but not defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Senior Indenture; and

         (2) All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

         "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.

         "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for the applicable Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Consolidated Net Worth" means the amount of total stockholders' equity shown in the most recent consolidated statement of financial position of the Company.

         "Debt" has the meaning specified in Section 2.5.

         "Funded Debt" means indebtedness for money borrowed which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such indebtedness.

         "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.


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         "Interest Payment Date" has the meaning specified in Section 2.3.

         "mortgage" or "mortgages" has the meaning specified in Section 2.5.

         "Notes" has the meaning specified in Section 2.1.

         "Reference Treasury Dealer" means (1) Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Prudential Securities Incorporated and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         "Regular Record Date" has the meaning specified in Section 2.3.

         "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any property, whereby such property had been sold or transferred by the Company or any Subsidiary to such Person.

         "Subsidiary" means a corporation, partnership or other entity more than 50% of the outstanding voting securities of which is owned, directly or indirectly, by the Company or one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, "voting securities" means securities which ordinarily have voting power for the election of a governing board, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Treasury Rate" means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate


                                        4

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per annum equal to the semi-annual equivalent yield to maturity of the
Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

                                   ARTICLE TWO

                               THE SERIES OF NOTES

         SECTION 2.1       TITLE OF SECURITIES; STATED MATURITY.


         There shall be a series of Securities designated the "6.80% Notes due 2004 " (the "Notes"). Unless earlier redeemed, as herein provided, the Stated Maturity of the principal of the Notes shall be April 15, 2004.


         SECTION 2.2       LIMITATION ON AGGREGATE PRINCIPAL AMOUNT.

         The aggregate principal amount of the Notes shall be limited to $325,000,000, and, except as provided in this Section and in Section 306 of the Senior Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

         Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 304, 305, 306, 907, 1107 and 1505 of the Senior Indenture, or any Notes which, pursuant to Section 303 of the Senior Indenture, are deemed never to have been authenticated and delivered under the Senior Indenture.

         SECTION 2.3       INTEREST AND INTEREST RATES.


         The Notes will bear interest at an annual rate of 6.80% from March 9, 1999 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on April 15 and October 15 of each year, commencing October 15, 1999 (each, an "Interest Payment Date"), to the Person in whose name such Note is registered at the close of business on April 1 or October 1 next preceding such Interest Payment Date (each a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such Defaulted Interest shall be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with the Senior Indenture.



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         SECTION 2.4       REDEMPTION.


         (a) The Notes may be redeemed at the option of the Company, in whole or in part, at any time on not less than 30 nor more than 60 days' prior notice by the Company to the Trustee at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.


         (b) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by such method as the Trustee deems fair and appropriate. Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         (c) The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

         SECTION 2.5       LIMITATION ON LIENS.


         So long as any Notes are Outstanding, the Company will not, nor will it permit any Subsidiary to, issue, assume, guarantee or suffer to exist any debt for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any properties of the Company or any Subsidiary or upon any securities or indebtedness of any Subsidiary (whether such properties, securities or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Notes (and all other series of Securities under the Senior Indenture) shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to:


                  (a) mortgages on any property acquired, constructed or improved by the Company or any Subsidiary (or mortgages on the securities of a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed or improved) after the date of the Senior Indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof; provided that in the case of such construction or improvement the mortgages shall not apply to any property owned by the Company or any Subsidiary before such construction or improvement other than (1) unimproved real property on which the property so constructed, or the improvement, is located or
         (2) personal property which is so improved;


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                  (b) mortgages existing on the date of issuance of the Notes, existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) or mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary; provided that such mortgages shall only apply to property owned by such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter other than from the Company or another Subsidiary;

                  (c) mortgages in favor of the Company or any Subsidiary;

                  (d) mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; or

                  (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a), (b), (c) or (d), inclusive; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements in such property).

         In addition to the foregoing, the Company and any Subsidiary may, without securing the Notes, issue, assume or guarantee secured Debt that, with certain other Debt described in the following sentence, does not exceed 15% of Consolidated Net Worth, as shown on a consolidated balance sheet of the Company as of a date not more than 90 days prior to the proposed transaction, prepared by the Company in accordance with generally accepted accounting principles. The other Debt to be aggregated for purposes of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of the Company and its Subsidiaries under the exception in clause (e)(2) of Section 2.6 existing at such time.

         SECTION 2.6       LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.

         So long as any Notes are Outstanding, the Company will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

                  (a) entered into within 180 days of the later of the acquisition or placing into service of the property subject thereto by the Company or Subsidiary;

                  (b) involving a lease of less than five years;

                  (c) entered into in connection with an industrial revenue bond or pollution control financing;

                  (d) between the Company and/or one or more Subsidiaries;

                  (e) as to which the Company or such Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes (1) under clauses (a) through (e) of Section 2.5 or (2) under the last paragraph of Section 2.5; or

                  (f) as to which the Company will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 180 days of the effective date of any such Sale and Lease-Back Transaction, of Notes, of other debt securities issued under the Senior Indenture or of Funded Debt of the Company or a Subsidiary or (2) the purchase or construction of other property, provided that such property is owned by the Company or a Subsidiary free and clear of all mortgages.

         SECTION 2.7       EVENTS OF DEFAULT.

         All Events of Default specified in Section 501 of the Senior Indenture shall apply to the Notes except for the Events of Defaults specified in clause
(5) of Section 501 of the Senior Indenture.

         SECTION 2.8       PLACE OF PAYMENT.

         The Place of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Senior Indenture may be served in the Borough of Manhattan, The City of New York, New York and the offices or agency maintained by the Company for such purpose shall initially be c/o Norwest Corporate Trust, c/o Depository Trust Company, 55 Water Street, 1st Floor, TADS Department, New York, New York 10041.

         SECTION 2.9       METHOD OF PAYMENT.

         Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of principal, premium, if any, and interest on the Notes may be made (i) by check mailed to the address of the Person entitled


                                        8

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thereto as such address shall appear in the Security Register of Holders of the
Notes or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register of Holders of the Notes.

         SECTION 2.10      DENOMINATION.

         The Notes will be issued in denominations of $1,000 and integral multiples thereof.

         SECTION 2.11      CURRENCY.

         Principal and interest on the Notes shall be payable in United States Dollars.

         SECTION 2.12      REGISTERED SECURITIES.

         The Notes shall be issuable and transferable in fully registered form, without coupons.

         SECTION 2.13      FORM OF NOTES.

         Notwithstanding Section 201 of the Senior Indenture, the Notes shall be substantially in the form attached as Exhibit A hereto. If specified in the Company Order delivered in connection with the issuance of the Notes pursuant to
Section 303 of the Senior Indenture, some or all of the Notes may be issued in the form of Global Securities.

         SECTION 2.14      SECURITY REGISTRAR AND PAYING AGENT.

         The Trustee shall initially serve as the Security Registrar and Paying Agent for the Notes.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1       RATIFICATION OF SENIOR INDENTURE.

         Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 3.2       DEFEASANCE.

         The Senior Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on the Notes and (b) certain restrictive covenants including for the Notes those covenants set forth in Sections 2.5 and 2.6 and the related Defaults and Events of


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Defaults, upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes.

         SECTION 3.3       GOVERNING LAW.

         THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.4       COUNTERPARTS.

         This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.5       CERTAIN RIGHTS OF TRUSTEE.

         Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Senior Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.6       TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                              NABORS INDUSTRIES, INC.


                                               By:  /s/ ANTHONY G. PETRELLO
                                                  ------------------------------
                                                        Anthony G. Petrello
                                                        President and Chief
                                                          Operating Officer


[Corporate Seal]

Attest:

/s/ DANIEL MCLACHLIN
-------------------------
    Daniel McLachlin
    Secretary


                                              NORWEST BANK MINNESOTA,
                                              NATIONAL ASSOCIATION,  Trustee

                                              By: /s/ RAYMOND S. HAVERSTOCK
                                                  ------------------------------
                                                      Raymond S. Haverstock
                                                      Vice President

[Corporate Seal]


Attest:

/s/ CURTIS D. SCHWEGMAN
-------------------------
    Curtis D. Schwegman
    Assistant Secretary

                                                                    Exhibit A to
                                                          Supplemental Indenture



                             [FORM OF FACE OF NOTE]


[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

[This Security is a Global Security within the meaning of the Senior Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Senior Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.]*

---------------
*Delete brackets and insert legends if Global Securities.

NO.                                                         CUSIP
   -----                                                          --------------
                             NABORS INDUSTRIES, INC.

                              6.80% Note due 2004

         NABORS INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of _________________ DOLLARS ($__________) on April 15, 2004, at the agency of the Company in the Borough of Manhattan, The City of New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of The United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered Holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Note, in like coin or currency, semiannually on April 15 and October 15 in each year, commencing October 15, 1999. Interest shall accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from March 9, 1999. The interest so payable on any April 15 or October 15 will, subject to certain exceptions provided in the Supplemental Indenture hereinafter referred to, be paid to the Person in whose name this Note is registered at the close of business on the April 1 or October 1, as the case may be, next proceeding such April 15 or October 15 whether or not such April 1 or October 1 is a Business Day. Interest shall be computed on the basis of a 360-day year or twelve 30-day months. Payment of principal, premium, if any, and interest may be made at the option of the Company either (1) by check mailed by first-class mail to the address of the Person entitled thereto at such address as shall appear on the Security Register of Holders of Notes or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register of Holders of Notes. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Senior Indenture.

         As provided in the Supplemental Indenture, this Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State. Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.


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



         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, NABORS INDUSTRIES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                  NABORS INDUSTRIES, INC.


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


[Corporate Seal]



Attest:
        ------------------------
        Name:
        Title:




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Notes described in the within-mentioned Supplemental Indenture.



                                                  Norwest Bank Minnesota,
                                                  National Association,
                                                  as Trustee



                                                  By:
                                                      --------------------------
                                                      Authorized Signatory

                            [FORM OF REVERSE OF NOTE]


                             NABORS INDUSTRIES, INC.


                              6.80% Note due 2004




         (1) Indenture. This Note is one of a duly authorized issue of Securities of the Company known as its 6.80% Notes due 2004 (herein referred to as the "Notes"), limited to the aggregate principal amount of $325,000,000, all issued or to be issued in one or more series under and pursuant to an indenture, dated as of March 1, 1999 (herein referred as the "Senior Indenture"), between the Company and Norwest Bank Minnesota, National Association, as trustee (herein referred to as the "Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes. This Note is one of the series designated on the face hereof, and is issued pursuant to an indenture supplemental to the Senior Indenture, dated as of March 1, 1999, from the Company to the Trustee, relating to the Notes of this series (the "Supplemental Indenture").



         (2) Redemption. The Notes may be redeemed at the option of the Company, in whole or in part, at any time, on not less than 30 nor more than 60 days' prior notice by the Company to the Trustee at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereof discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consulting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.


         If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by such method as the Trustee deems fair and appropriate in accordance with Section 1103 of the Senior Indenture. Notice of such redemption shall be mailed to the Holders of Notes to be redeemed in whole or in part by first-class mail at their addresses as they shall appear upon the registry books of the Company, all as provided in the Senior Indenture. Any such notice which is mailed in the manner hereinabove provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

         In the event of redemption of the Notes in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder upon the surrender hereof.

         (3) No Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

         (4) Defeasance. The Senior Indenture and the Supplemental Indenture contain provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions shall apply to this Note.

         (5) Defaults and Remedies. If an Event of Default (as defined in
Section 501 of the Senior Indenture as amended by Section 2.7 of the Supplemental Indenture) with respect to the Notes shall have occurred and be continuing, the principal amount of this Note plus any accrued interest to the date of acceleration may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

         (6) Amendments and Waivers. The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder under the Senior Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Senior Indenture also contains provisions permitting the Holders of a specified percentage in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of the Note (unless effectively revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder, upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange here for whether or not notation of such consent or waiver is made upon this Note or such other Note.

         (7) Denominations, Transfer and Exchange. The Notes are issuable as fully registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000. Upon surrender of this Note, the transfer of this
Note is registrable by the registered Holder hereof in person or by his attorney duly authorized in writing on the Security Register of Holders of Notes at the office or agency to be maintained by the Company referred to on the face hereof, subject to the terms of the Senior Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration or transfer, a new Note or Notes of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange hereof. Principal of, premium, if any, and interest on this Note are payable at the office of the Company referred to on the face hereof, except that, at the option of the Company, payment of principal, premium, if any, and interest hereon may be made either (a) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register of Holders of Notes or (b) by transfer to an account maintained by the Person entitled thereto as specified in the Security Register of Holders of Notes.

         Prior to the presentation for registration of transfer, the Company, the Trustee, any paying agent, and any Security Registrar may deem and treat the person in whose name this Note shall be registered upon the Security Register of Holders of Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof, premium, if any and interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid.

         (8) Obligations and Recourse. No reference herein to the Senior Indenture or the Supplemental Indenture and no provision of this Note or of the Senior Indenture or the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed. No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or the Supplemental Indenture or any other indenture supplemental thereto against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used in this Note and defined in the Senior Indenture or the Supplemental Indenture, as the case may be, are used herein as therein defined.


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



                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

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(Print or type assignee's social security or tax identification number)

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--------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee)

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and irrevocably appoint ____________________________________________ agent to transfer this Note on the Books of the Company. The agent may substitute another to act for him.

Date:                                        Your Signature:
      ------------------                                    --------------------

       (Sign exactly as your name appears on the other side of this Note)

                                           Signature(s) must be guaranteed by an
                                           institution which is a member of one
                                           of the following recognized signature
                                           Guarantee Programs: (i) The
                                           Securities Transfer Agent Medallion
                                           Program (STAMP); (ii) The New York
                                           Stock Exchange Medallion Program
                                           (MNSP); (iii) The Stock Exchange
                                           Medallion Program (SEMP); or (iv)
                                           another guarantee program acceptable
                                           to the Trustee.


                                           ------------------------------------
                                           Signature Guarantee


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